EXHIBIT 99.1

Pet DRx Reports Continued Improvement with 2009 Second Quarter Results

BRENTWOOD, Tenn., Aug. 17, 2009 (GLOBE NEWSWIRE) -- Pet DRx Corporation (Nasdaq:VETS), a provider of veterinary primary care and specialized services to companion animals, today announced financial results for the second quarter ended June 30, 2009 which showed continued progress and improvement over its prior year results.

Revenues for the three and six month periods ended June 30, 2009 from continuing operations was $16.7 million and $33.4 million, respectively, compared to revenues of $17.5 million and $34.9 million, respectively, in the same time periods one year ago. The decrease in revenues of 4.5% and 4.2%, respectively, was primarily due to decreased volume of foot traffic at the clinics as the California economy remained weak during the first six months of 2009, partially offset by acquisition revenues of Valley Animal Medical Center which was not acquired until the beginning of the third quarter of 2008.

Hospital contribution margin in the second quarter of 2009 from continuing operations was 11.1% compared with 8.2% in the prior-year second quarter. For the six months ended June 30, 2009, hospital contribution margin was 10.6% versus 9.2% for the same time period in 2008. The increase in hospital contribution margin was primarily due to lower veterinarian and staff payroll expenses driven by improvements made in aligning staff levels with revenues. Further increasing hospital contibution was the elimination of certain cost redundancies from the three hospital consolidations that took place during 2008.

"The financial performance of our hospitals in 2009 has seen a vast improvement over prior years," said Gene Burleson, Chief Executive Officer of Pet DRx Corporation. "Even while revenues remain lower than last year, all twenty-three of our hospitals achieved positive Hospital EBITDA during the first six months of 2009. This marks the first time in our company's history we have achieved those results. We know we still have room for improvement to obtain our ultimate annual goals, but this has been a big step in the right direction."

Selling, general, and administrative expenses ("SG&A"), which was $2.2 million and $4.6 million in the first three and six months ended June 30, 2009, respectively, decreased by $1.7 million and $3.2 million, respectively, over the same time periods one year ago. The decrease in SG&A was a result of the Company completing the relocation of its headquarters from San Jose, California to Nashville, Tennessee in 2008. Also leading to the decreased SG&A were reduced expenses from outside professional fees and stock compensation costs.

For the second quarter of 2009, Pet DRx had an operating loss of $366,000 compared to an operating loss in the second quarter of 2008 of $2.5 million. For the first half of 2009, the operating loss was $1.0 million as compared to an operating loss of $4.5 million in the first half of 2008.

The net loss in the three and six months ended June 30, 2009 from continuing operations was $7.4 million and $7.4 million, or a loss per share of ($0.31) for both time periods, respectively, compared with a net loss in the same time periods in 2008 of $5.1 million and $8.1 million, or ($0.22) and ($0.35) loss per share, respectively. A major component of this loss in 2009 was a loss on the change in the fair value of our warrant liabilities of $5.6 million in the second quarter of 2009 and $3.6 million for the first six months of 2009, respectively, from the Company's adoption of EITF 07-5, "Determining Whether an Instrument (or Embedded Feature) Is Indexed to an Entity's Own Stock" ("EITF 07-5") in 2009. These losses were not recognized in 2008 as EITF 07-5 was not applicable in that time period. The net loss in the second quarter of 2009 includes interest expense of $1.5 million, compared with $2.7 million in the prior-year second quarter. The six months ended June 30, 2009 and 2008 include interest expense of $2.8 million and $3.9 million, respectively.

Earnings before interest, loss on change in fair value of warrant liabilities, income taxes, depreciation, and amortization ("Adjusted EBITDA") for the three and six months ended June 30, 2009 was $0.3 million and $0.3 million, respectively, as compared to negative Adjusted EBITDA of $2.0 million in the second quarter of 2008 and $3.5 million in the first half of 2008. This is an increase of $2.3 million and $3.8 million, respectively, in Adjusted EBITDA over the same periods in the prior year. The increase in Adjusted EBITDA in 2009 was primarily due to the reduced spending in selling, general, and administrative expenses as compared to the same time period in the previous year. See reconciliation of Adjusted EBITDA to Net Loss from Continuing Operations in the table below.

Conference Call

Pet DRx management will host a conference call on Monday, August 17, 2009, beginning at 2:00 p.m. Eastern time to discuss second quarter 2009 results and to answer questions. Individuals interested in participating in the call should dial (888) 679-8040 from the U.S. or (617) 213-4851 from outside the U.S and entering pass code 22046804. The live call also will be available in the Investors section of the Company's Web site at www.petdrx.com.

A telephone replay will be available for 48 hours beginning approximately one hour after the conclusion of the call by dialing (888) 286-8010 from the U.S. or (617) 801-6888 from outside the U.S., and entering reservation code 85723227. The webcast will be available in the Investors section of the Company's Web site for 14 days following the completion of the call.

About Pet DRx

Pet DRx Corporation provides veterinary primary care and specialized services to companion animals through a network of fully-owned veterinary hospitals. The Company currently owns and operates 23 veterinary hospitals in the state of California, which it has organized into unique, regional "hub and spoke" networks. Pet DRx provides a full range of general medical treatments for companion animals, including (i) preventive care, such as examinations, vaccinations, spaying/neutering and dental care and (ii) a broad range of specialized diagnostic and medical services, such as internal medicine, surgery, cardiology, ophthalmology, dermatology, oncology, neurology, x-ray, ultrasound and other services.

SAFE HARBOR STATEMENT

Certain statements and information included in this press release, including statements as to the expected operations of the Company, its prospects for growth, and future product and service offerings constitute "forward-looking statements" within the meaning of the Federal Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including, but not limited to, the ability of the Company to successfully acquire, integrate and operate veterinary hospitals and clinics, requirements or changes affecting the businesses in which the Company is engaged, veterinary services trends, including factors affecting supply and demand, the effect of competition, decline in demand for the Company's products or services, dependence on acquisitions for growth, labor and personnel relations, changing interpretations of generally accepted accounting principles, the Company's ability to service its substantial indebtedness, the level of direct costs and the Company's ability to maintain revenue at a level necessary to maintain expected operating margins, the level of selling, general and administrative costs, any impairment in the carrying value of the Company's goodwill and other intangible assets, changes in prevailing interest rates, and general economic conditions. These and other risks and uncertainties are described in greater detail in the Company's filings with the Securities and Exchange Commission, including its reports on Form 10-K and 10-Q, and the foregoing information should be read in conjunction with these filings. These forward-looking statements speak only as of the date hereof and the Company disclaims any intention or obligation to update or revise any forward-looking statements, either as a result of new information, future events or otherwise.

                  PET DRX CORPORATION AND SUBSIDIARIES
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
              (In thousands, except per share amounts)
                             (unaudited)

                                          Three Months Ended
                                               June 30,
                               ---------------------------------------
                                 2009%       2008%
                               --------- --------- --------- ---------
 Revenue                       $ 16,702    100.0%  $ 17,498    100.0%
 Direct costs                    14,848     88.9%    16,071     91.8%
                               --------- --------- --------- ---------
 Hospital contribution            1,854     11.1%     1,427      8.2%
 Selling, general, and
  administrative expenses         2,220     13.3%     3,962     22.6%
                               --------- --------- --------- ---------
 Loss from operations              (366)    (2.2)%   (2,535)   (14.5)%
 Other income (expense):
 Loss on change in fair
  value of warrant
  liabilities                    (5,565)   (33.3)%       --      0.0%
 Interest income                      4      0.0%       121      0.7%
 Interest expense                (1,456)    (8.7)%   (2,735)   (15.6)%
                               --------- --------- --------- ---------
 Loss before provision/
  (benefit) for income taxes     (7,383)   (44.2)%   (5,149)   (29.4)%
 Provision/(benefit)
  for income taxes                   --      0.0%      (41)     (0.2)%
                               --------- --------- --------- ---------
 Loss from continuing
  operations                     (7,383)   (44.2)%   (5,108)   (29.2)%
 Loss from discontinued
  operations, net of tax             --      0.0%      (129)    (0.7)%
                               --------- --------- --------- ---------
 Net loss                      $ (7,383)   (44.2)% $ (5,237)   (29.9)%
                               ========= ========= ========= =========

 Basic and diluted loss
  per common share
 Loss from continuing
  operations                   $  (0.31)           $  (0.22)
 Loss from discontinued
  operations                   $  (0.00)           $  (0.00)
                               ---------           ---------
 Net loss per share            $  (0.31)           $  (0.22)
                               =========           =========
 Shares used for
  computing basic and
  diluted loss per share         23,660              23,655

                                           Six Months Ended
                                               June 30,
                               ---------------------------------------
                                 2009%        2008%
                               --------- --------- --------- ---------
 Revenue                       $ 33,424    100.0%  $ 34,894    100.0%
 Direct costs                    29,887     89.4%    31,676     90.8%
                               --------- --------- --------- ---------
 Hospital contribution            3,537     10.6%     3,218      9.2%
 Selling, general, and
  administrative expenses         4,560     13.6%     7,752     22.2%
                               --------- --------- --------- ---------
 Loss from operations            (1,023)    (3.1)%   (4,534)   (13.0)%
 Other income (expense):
 Loss on change in fair
  value of warrant
  liabilities                    (3,593)   (10.7)%       --      0.0%
 Interest income                      6      0.0%       339      1.0%
 Interest expense                (2,789)    (8.3)%   (3,887)   (11.1)%
                               --------- --------- --------- ---------
 Loss before provision
  for income taxes               (7,399)   (22.1)%   (8,082)   (23.2)%
 Provision/(benefit)
  for income taxes                    5      0.0%       (32)    (0.1)%
                               --------- --------- --------- ---------
 Loss from continuing
  operations                     (7,404)   (22.2)%   (8,050)   (23.1)%
 Loss from discontinued
  operations, net of tax             --      0.0%      (215)    (0.6)%
                               --------- --------- --------- ---------
 Net loss                      $ (7,404)   (22.2)% $ (8,265)   (23.7)%
                               ========= ========= ========= =========

 Basic and diluted loss
  per common share
 Loss from continuing
  operations                   $  (0.31)           $  (0.35)
 Loss from discontinued
  operations                   $  (0.00)           $  (0.01)
                               ---------           ---------
 Net loss per share            $  (0.31)           $  (0.36)
                               =========           =========
 Shares used for
  computing basic and
  diluted loss per share         23,660              23,204

                   PET DRX CORPORATION AND SUBSIDIARIES
                   CONDENSED CONSOLIDATED BALANCE SHEETS
           (In thousands, except par value and number of shares)

                                       June 30, 2009     December 31,
                                        (unaudited)          2008
                                       -------------    -------------
 ASSETS
 Current assets:
 Cash and cash equivalents             $      4,370     $      1,723
 Trade accounts receivable, net                 448              369
 Inventory                                    1,107            1,154
 Prepaid expenses and other                   1,367            1,719
 Assets held for sale                            --              900
 Due from related parties                        --               32
 Assets of discontinued operations               --                1
                                       -------------    -------------

 Total current assets                         7,292            5,898

 Property and equipment, net                  6,751            7,422
 Other assets:
 Goodwill                                    49,031           49,373
 Other intangible assets, net                 6,175            6,704
 Restricted cash                                425              500
 Other                                          299              447
                                       -------------    -------------
 Total assets                          $     69,973     $     70,344
                                       =============    =============
 LIABILITIES AND STOCKHOLDERS' EQUITY
 Current liabilities:
 Current portion of long-term
  obligations, net of debt discount    $      2,096     $      3,718
 Accounts payable                             1,479            2,394
 Accrued payroll and other expenses           4,800            6,551
 Due to a related party                          --               96
 Obligations under capital leases,
  current portion                               295              312
 Deferred rent, current portion                   6               --
 Liabilities of discontinued
  operations                                     --               55
                                       -------------    -------------
 Total current liabilities                    8,676           13,126

 Long-term liabilities:
 Convertible debt, net of debt
  discount                                    9,880            4,949
 Term notes, less current portion
  and net of debt discount                    2,632            3,687
 Warrant liabilities                          7,257               --
 Obligations under capital leases,
  less current portion                          238              361
 Deferred rent, less current portion            454              355
 Other                                          150               83
                                       -------------    -------------
 Total long term liabilities                 20,611            9,435
                                       -------------    -------------
 Total liabilities                           29,287           22,561
 Stockholders' equity:
 Common stock, par value $0.0001,
  90,000,000 shares authorized and
  23,660,460 outstanding as of
  June 30, 2009 and December 31, 2008,
  respectively, net of treasury
  shares of 1,361,574 at June 30,
  2009 and December 31, 2008,
  respectively                                    2                2
 Additional paid-in-capital                  86,112           87,686
 Accumulated deficit                        (45,428)         (39,905)
                                       -------------    -------------
 Total stockholders' equity                  40,686           47,783
                                       -------------    -------------
 Total liabilities and stockholders'
  equity                               $     69,973     $     70,344
                                       =============    =============

                       NON-GAAP FINANCIAL MEASURES

The financial tables below contain certain non-GAAP financial measures as defined under SEC rules, such as Adjusted EBITDA for the three and six month periods ended June 30, 2009 and 2008, respectively and Hospital EBITDA for the three and six month periods ended June 30, 2009 and 2008, respectively. As required by SEC rules, the Company has provided reconciliations of these measures to the most directly comparable GAAP measures, which are set forth in the tables below. The Company believes that each of the foregoing non-GAAP financial measures improves the transparency of the Company's disclosure, provides a meaningful presentation of the Company's results from its core hospital operations excluding the impact of items not related to the Company's ongoing core hospital operations, and improves the period-to-period comparability of the Company's results from its core hospital operations.

                              ADJUSTED EBITDA
                              ---------------

                             Three Months Ended     Six Months Ended
                                  June 30,               June 30,
                            --------------------  --------------------
                              2009        2008       2009       2008
                            ---------  ---------  ---------  ---------
 Net loss from continuing
  operations                $  (7,383) $  (5,108) $  (7,404) $  (8,050)
 Depreciation                     403        329        816        634
 Amortization                     263        219        529        441
 Loss on change in fair
  value of warrant
  liabilities                   5,565         --      3,593         --
 Interest expense, net          1,452      2,614      2,783      3,548
 Provision/(benefit) for
  income taxes                     --        (41)         5        (32)
                            ---------  ---------  ---------  ---------
 Adjusted EBITDA            $     300  $  (1,987) $     322  $  (3,459)
                            =========  =========  =========  =========

                            HOSPITAL EBITDA
                            ---------------

                             Three Months Ended     Six Months Ended
                                  June 30,               June 30,
                            --------------------  --------------------
                              2009        2008       2009       2008
                            ---------  ---------  ---------  ---------
 Hospital contribution      $   1,854  $   1,427  $   3,537  $   3,218
 Depreciation at hospitals        318        277        643        551
 Amortization at hospitals        263        219        529        438
                            ---------  ---------  ---------  ---------
 Hospital EBITDA            $   2,435  $   1,923  $   4,709  $   4,207
                            =========  =========  =========  =========

CONTACT:  Pet DRx Corporation
          Harry L. Zimmerman
          (615) 369-1914
          HZimmerman@petdrx.com
          www.petdrx.com